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                                                                   EXHIBIT 10.10

                                                           [ENGLISH TRANSLATION]

                   Contract No. (2007) Jiyinbaozi/ No. 712008

                        MAXIMUM AMOUNT GUARANTEE CONTRACT

                                China CITIC Bank

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                          How to fill in this Contract

1.   This contract shall be filled in with black blue or blue gel pen or pen.

2. This contract shall be filled in completely. The handwriting shall be clear and tidy.

3. The type of currency shall be in Chinese instead of currency symbol. Amounts in words shall be added with Chinese name of the currency ahead; amounts in number shall be added with currency symbol ahead.

4. Blank in fund-drawing schedule and repaying schedule may be filled in with lineation and added with "the following is blank" chop or filled in with words like "the following is blank". Other blank without substantial content may be filled in with "/".

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                        MAXIMUM AMOUNT GUARANTEE CONTRACT

GUARANTOR: Baoding Tianwei Baobian Electric Co., Ltd. (hereinafter "Party A")

REGISTERED ADDRESS: No. 28 Jingxiu Street, Baoding National High-tech Industry Development District

MAIL CODE: 071000

TEL: 0312-3308517

FAX: 0312-3308517

LEGAL REPRESENTATIVE: Ding Qiang

BANK AND ACCOUNT: Shijiazhuang Branch of Citic

CREDITOR: CITIC Bank, Shijiazhuang Branch (hereinafter "Party B")

REGISTERED ADDRESS: No. 209 Xinhua East Road Shijiazhuang

MAIL CODE: 050000

TEL: 0311-87884438

FAX: 0311-87884436

LEGAL REPRESENTATIVE/ RESPONSIBLE PERSON: Chen Yanming

PLACE EXECUTING THIS CONTRACT: Shijiazhuang City

DATE EXECUTING THIS CONTRACT: February 6, 2007

     To ensure satisfaction of several credit claims arising continuously in a definite period between Party B and Baoding Tianwei Yingli New Energy Resources Co., Ltd. (hereinafter the "Debtor"), Party A is willing to provide security in the form of maximum amount guarantee. Therefore, in accordance with Contract Law of People's Republic of China, Security Law of People's Republic of China and other relevant laws and regulations, upon discussion, Party A and Party B achieve agreement as follows:

ARTICLE 1 DEFINITION

1.1 Maximum amount guarantee refers to the agreement between Party A and Party B providing that Party A provides guarantee to Party B for the Debtor's performance of its debts occurring continuously in certain period within a certain maximum amount. Such maximum amount refers to the total balance


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     of debts (including contingent debts) owed by the Debtor to Party B.

ARTICLE 2 PRINCIPAL CREDIT CLAIMS UNDER GUARANTEE

     2.1 The principal credit claims under guarantee refer to a series of credit claims arising from February 6, 2007 to February 6, 2008 due to credit extension by Party B to the Debtor, including but not limited to various loan, notes, guarantee letter, letter of credit and other banking businesses.

     2.2 The top amount of the Principal Credit Claim under guarantee is the equivalent of Renminbi (in words) seventy and five million. If Party A perform its obligation of security in accordance with this Contract, the top amount under its security may be deducted accordingly.

     2.3 Within such period and in the extent of such maximum amount as agreed above, the serial contracts, agreements and other legal documents entered into between Party A and the Debtor that constitute the basis of creditor-debtor relationship are the Principal Contracts of this Contract.

ARTICLE 3 FORM OF GUARANTEE

     3.1 Party A provides joint-liability guarantee. In case that the Debtor fails to pay any or part of its debts upon expiry of the performance period of a single debt under the Principal Contracts, Party B shall have the right to directly require Party A to bear guarantee liability.

     3.2 When the Debtor fails to pay its debt in accordance with the Principal Contracts, whether or not Party B enjoys any other security (including but to limited to guarantee, mortgage, pledge, guarantee letter, stand-by letter of credit or other security form) for its credit claims under the Principal Contracts, Party B shall have the right to directly require Party B to bear guarantee liability in the extent of its guarantee.

ARTICLE 4 GUARANTEE PERIOD

     4.1 The period of guarantee provided by Party A is two years, that is, two years from the date when the debt performance time limit agreed in specific business contracts expires. The guarantee period under each specific business contract shall be counted separately.

     4.2 If the debt becomes mature earlier according to laws and regulations or the Principal Contracts or by agreement between the parties of the Principal Contracts, such earlier expiry date is the date when the performance time limit expires.


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     4.3  If the business under the Principal Contracts is letter of credit, bank acceptance or letter of guarantee, the guarantee period is two years from the date of advance disbursement; in case of advance disbursement by installments, the guarantee period shall be counted separately from the date of each installment.

ARTICLE 5 SCOPE OF GUARANTEE

     5.1 The scope of this guarantee includes principal, interest, penalty interest, compound interest, liquidated damage, compensation for damage and expenses for enforcement of credit claim (including but not limited to litigation fee, arbitration fee, lawyer fee, travel expense, appraisal fee, auction fee, transfer fee, conservation fee, publication fee, enforcement fee equal to 10% of the principal credit claim) and any other payable expenses.

ARTICLE 6 STATEMENT AND WARRANTY OF PARTY A

     6.1 Party A is a legal person or other organization established in accordance with laws of People's Republic of China, has capacity for civil rights and capacity for civil conduct necessary for execution and implementation of this Contract, can bear civil liability independently, and Party A has obtained all necessary and legal internal and external approval and authorization for execution of this agreement.

     6.2 Party A has completely understood and agrees on all provision of the Principal Contracts and is voluntary to provide security for the Debtor. All intent expression under this Contract is real.

     6.3 The establishment of this guarantee will not be subject to any limitation or cause any illegal event.

     6.4 All documents, statements and representation provided by Party A are legal, true, proper and complete. Other than information that has been disclosed to Party B in writing, there is not any other material indebtedness (including contingent indebtedness), breach of contract, litigation, arbitration or other material matter affecting its asset that may affect implementation of this Contract on the part of Party A is not disclosed to Party B.

ARTICLE 7 RIGHTS AND OBLIGATIONS OF PARTY A

     7.1 Party A shall furnish Party B with true and valid legal documents that can prove its legal position.

     7.2 Within duration of this Contract, in case of change in legal person name, legal representative, project responsible person, registered address, telephone number or fax, Party A shall notify Party B such change in seven days after


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          change.

     7.3 When the debt performance time limit of the Principal Contracts expires or the debt becomes mature earlier according to the Principal Contracts, if the Debtor fails to repay the principal and interest of loan in accordance with provisions of the Principal Contracts, Party B shall have the rights to directly require Party A to repay such debt. Party A warrants not to refuse any claim of repayment from Party B with any reason and waive right to defense provided by Security Law.

     7.4 Party A has the obligation to provide to Party B with balance sheets and statement concerning all outward security provided and periodically or at any time upon request by Party B provide to Party B with statements and other documents that truly reflect its overall financial condition.

     7.5 In duration of this Contract, if there occurs, on the part of Party A, among other things, share transfer, restructure, merger, split-up, joint stock system restructure, co-investment, cooperation, cooperative operation, contracting, lease, change of business scope and registered capital, transfer of material asset that may or is sufficient to affect its ability of security, Party A shall notify Party B in writing thirty days in advance.

     7.6 In duration of this Contract, if there occurs, on the part of Party A, among other thins, discontinuance of business, suspension of business, application for or being announced to be in bankruptcy, dissolution, revocation of business license, forced dissolution, worsening of financial condition or involvement in any litigation, arbitration, criminal case, administrative penalty that may or is sufficient to affect its ability of security, Party A shall notify Party B in three days from the date of occurrence or possible occurrence of forgoing.

     7.7 In duration of this Contract, the extension of any form of security by Party A to any third party shall not damage Party B's interests.

     7.8  In duration of this Contract, in case of any event under item 7.5 or
          7.6 of this Article, Party A warrants to make appropriate arrangement for all guarantee liability under this Contract and provides specific plan to arrange guarantee liability.

     7.9 In case that Party B requires Party A to bear guarantee liability because the Debtor fails to repay all or part of debts under the Principal Contracts in accordance agreement (including as provided by laws and regulations or agreement in the Principal Contracts or in the event of earlier maturity of debt under the Principal Contracts as agreed by the parties of the Principal Contracts), upon receipt of written notice from Party B, Party A shall immediately pay such amount in such way as notified to Party B and repay such debt under the Principal Contracts.

     7.10 If Party A fails to perform its obligation in accordance with item 7.9 of this Article, Party A agrees that Party B may directly debit against any account of


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          Party A with Party B and/or exercise right to dispose upon Party A's property or property right legally occupied and managed by Party B to repay debt under the Principal Contracts. When Party B debit against Party A's account, if the currency of the account is different from that of the debt under the Principal Contracts, it shall be converted based on exchange rate announced by relevant authority of the State on the date of debit.

     7.11 If there is any third party provides guarantee for performance of obligation under the Principal Contracts, Party A shall still bear guarantee liability agreed in Article 3 of this Contract.

ARTICLE 8 RIGHTS AND OBLIGATIONS OF PARTY B

     8.1 To transfer its all credit claims under the Principal Contracts to any third party, Party B shall notify Party A after executing the credit claim transfer contract in writing on a timely basis.

     8.2 Party B needs not to notify Party A when executing specific business contracts with the Debtor with respect to specific credit extension business under the Principal Contracts.

     8.3 If the Debtor fails to repay all or part of its debt in accordance with the Principal Contracts (including as provided by laws and regulations or agreement in the Principal Contracts or in the event of earlier maturity of debt under the Principal Contracts as agreed by the parties of the Principal Contracts), Party B has the right to require Party A to bear guarantee liability in accordance with this Contract.

     8.4 Party B shall keep materials, documents and information about Party A provided by Party A confidential, other than those that shall be inquired or disclosed as required by laws and regulations.

ARTICLE 9 BREACH OF CONTRACT

     9.1 After this Contract comes into effect, Party A and Party B shall perform its obligations agreed in this Contract. Any party that fails perform to or un-completely performs its obligation agreed in this Contract, shall bear corresponding liability for breach of contract and compensate the other party for its loss caused.

     9.2 Party A shall compensate Party B for any loss caused by untrue, improper, un-complete or misleading statement and warranty in Article 6 of this Contract.

     9.3 If this Contract becomes invalid due to default of Party A, Party A shall compensate Party B for all of its loss in the extent of the guarantee scope.


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     9.4  In duration of this Contract, in case of any of the following event,
          Party B shall have the right to require Party B to bear guarantee liability or take corresponding legal actions towards Party A's property or property rights in accordance with agreement in section
          7.10 of this Contract:

          9.4.1 that Party B is not repaid at expiry of performance time limit of any debt under the Principal Contracts;

          9.4.2 that Party B is not repaid at earlier maturity of debt under the Principal Contracts as required by laws and regulations or the Principal Contracts or agreed by both parties in the Principal Contracts;

          9.4.3 that Party B occurs material financial loss, asset loss or occurs asset loss or other financial crisis due to outward security and fails to provide corresponding security or fails to provide security satisfactory to Party B;

          9.4.4 that there is crisis in operation or finance on the party of Party A's controlling shareholder and other affiliated companies, or there are material related party transactions between Party A and its controlling shareholder and other affiliated which affect normal operation of Party A and Party A fails to provide corresponding security or fails to provide security satisfactory to Party B;

          9.4.5 that the industry in which Party A operates its business occurs negative change and Party A fails to provide corresponding security or fails to provide security satisfactory to Party B;

          9.4.6 that any of Party A's senior officers is suspected to commit corruption, bribery, fraud or illegal operation and Party A fails to provide corresponding security or fails to provide security satisfactory to Party B;

          9.4.7 that Party A has breach of contract to other creditors and fails to provide corresponding security or fails to provide security satisfactory to Party B;

          9.4.8 that Party A discontinues its business, suspends its business, applies for bankruptcy, is announced to be in bankruptcy, is dissolved, has its business license revoked or is forced to dissolved;

          9.4.9 that Party A fails to fulfill all security liability under this Contract in breach of section 7.8 of this Contract or the specific plan provided to fulfill security liability is not satisfactory to Party B; or

          9.4.10 other events on the part of Party A that endanger or harm or may endanger or harm Party B's interests.


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ARTICLE 10 ACCUMULATIVENESS OF RIGHTS

     10.1 The rights of Party B under this Contract are accumulative and will not affect or exclude any other right of Party B against Party A in accordance with laws and other contracts. Unless expressed by Party B in writing, Party B's failure to exercise, partial exercise of and/or delay to exercise any of its rights shall not constitute waiver or partial waiver of such right and shall not affect, prevent or block Party B to contrite to exercise such right or any other rights.

ARTICLE 11 CONTINUITY OF OBLIGATIONS

     11.1 All obligations and joint liability of Party A under this Contract are of continuity, completely binding on its inheritor, take-over person or organization, assignee and the entity existing after merger, restructure or change of name and shall not be affected by any dispute, compensation claim, legal proceeding, any order from superior organization and any contract or document entered into by and between the Debtor under the Principal Contract and any natural person or legal person, shall not change due to bankruptcy of the Debtor, inability to repay the debt, disqualification as an enterprise, amendment of articles of association and occurrence of any substantial change.

ARTICLE 12 OTHER AGREED MATTERS

If this Article is in conflict with other articles, this Article shall prevail.

ARTICLE 13 APPLICABLE LAW

     13.1 This Contract shall apply laws of People's Republic of China.

ARTICLE 14 SETTLEMENT OF DISPUTES

     14.1 Any dispute arising due to this Contract or relevant to this Contract shall be settled by discussion between Party A and Party B;

          In case of failure to discuss, both parties agree that such dispute shall be settled in the second way of the following:

               a. to apply for arbitration by ___________________ arbitration commission;

               b. to sue to people's court for the place of Party B's domicile.

ARTICLE 15 EFFECT OF THIS CONTRACT


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     15.1 This Contract is independent from the Principal Contracts. The invalidity of the Principal Contracts due to any reason shall not affect the effect of this Contract and this Contract shall continue to be valid. The joint guarantee liability of Party A under this Contract extends to include legal liability after invalidity of the Principal Contracts (including but to limited to returning and compensation liability).

     15.2 If certain article or part of certain article of this Contract is or will be invalid, such article or such invalid part shall not affect the validity of this Contract and other articles of this Contract or other part of such article.

ARTICLE 16 EFFECTIVENESS, AMENDMENT AND TERMINATION OF CONTRACT

     16.1 This Contract comes into effect upon signature or stamping (signature or stamping with name chop) and stamping with official chop or contract chop by legal representative or authorized representative of Party A and legal representative or authorized representative of Party B.

     16.2 After this Contract comes into effect, unless otherwise agreed in this Contract, any party of Party A and Party B shall not amend or terminate this Contract without permission. The amendment or termination of this Contract shall be made upon discussion of Party A and Party B with written agreement.

ARTICLE 17 MISCELLANEOUS

     17.1 With respect to matters that are not mentioned in this Contract, Party A and Party B may enter into separate written agreement as annex to this Contract. Any annex, amendment or supplement to this Contract shall constitute a party of this Contract and have the same legal effect as this Contract.

     17.2 Any notice, request or other communication with respect to this Contract by Party B to Party A, including but not limited to tele-fax, telegraph or fax shall be deemed to be delivered to Party A upon transmission; mail letter shall be deemed to be delivered to Party A on third day of registered mail; in case of hand delivery, on the date when the recipient signs on the receipt.

     17.3 This Contract is executed with three copies, one of which is kept by Party A, one by Party B, one by the Borrower, for reference for implement.

     17.4 Party B has taken reasonable action to remind Party A to note provisions under this Contract exempting or limiting its liability and has made sufficient explanation for relevant provision upon request of Party A; Party A and Party B do not have disagreement upon understanding of all provisions of this Contract.


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     Party A (corporate seal)


     Legal Representative: /s/ Ding Qiang
                           --------------------------------
     (or authorized representative)


     Party B (corporate seal)


     Legal Representative: /s/ Chen Yanming
                           --------------------------------
     (or authorized representative)


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